Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-193802 and 333-190101) of Agios Pharmaceuticals, Inc. and in the related Prospectus of our report dated March 18, 2014, with respect to the consolidated financial statements of Agios Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 18, 2014